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                                                                    Exhibit 99.1

                          AMERICAN TOWER CORPORATION
                        WRITTEN CONSENT OF STOCKHOLDERS
                              IN LIEU OF MEETING


     The undersigned stockholders of American Tower Corporation, a Delaware corporation (the "Corporation"), acting by written consent without a meeting pursuant to the bylaws of the Corporation and in accordance with Section 228 of the Delaware General Corporation Law hereby adopt the following resolutions:

     WHEREAS, the Corporation and American Tower Systems Corporation ("ATS") entered into an Agreement and Plan of Merger dated as of December 12, 1997 (the "Merger Agreement") whereby the Corporation will be merged (the "Merger") with and into ATS with ATS continuing as the surviving company;

     WHEREAS, in connection with the transactions contemplated by the Merger Agreement, ATS has prepared and furnished to each of the undersigned a Prospectus describing the Merger as well as a copy of the Merger Agreement attached as Appendix VI to the Prospectus;

     WHEREAS, the Board of Directors has found the Merger Agreement and the transactions contemplated thereby to be in the best interests of the Corporation and accordingly has unanimously approved the Merger Agreement and the transactions contemplated thereby;

     WHEREAS, the Board of Directors now wishes to submit the Merger Agreement to the stockholders of the Corporation for their approval and adoption;

     WHEREAS, the Board of Directors of the Corporation deems it to be in the best interests of the Corporation to terminate the Securityholders Agreement dated as of October 12, 1994 among the Corporation and the persons and entities referred to therein as the Securityholders and, where applicable, the respective spouses of the Securityholders (as amended by the amendment dated on or about December 19, 1995 and the amendment dated on or about June 11, 1997, the "Securityholders Agreement").

     NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned approves and adopts the Merger Agreement and approves and consents to the transactions contemplated thereby;

     FURTHER RESOLVED, that the undersigned hereby adopt the Third Amendment to Securityholders Agreement attached hereto as Exhibit A (the "Third Amendment");

     FURTHER RESOLVED, that each of the undersigned further appoints the Secretary of the Corporation as its attorney-in-fact to use a duplicate of its signature page to this consent as a signature page to the Third Amendment;

     FURTHER RESOLVED, that each of the undersigned hereby consents to and approves the taking of any and all such actions and the execution, delivery and performance of any and all such
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other documents as the officers, or any of them, of the Corporation may in their discretion deem to be necessary, proper or advisable pursuant to or in connection with the Corporation's obligations under the Merger Agreement or in connection with the transactions contemplated thereby;

     FURTHER RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Corporation, to take such actions and to execute and deliver such certificates, resolutions, agreements, instruments, notices and documents, or to effect any necessary filings with any and all appropriate regulatory authorities, state and federal, as may be required or as any such officer may deem necessary, advisable or proper in order to carry out the transactions contemplated by, and the purposes and intents of, the foregoing resolutions; all such actions to be performed in such manner, and all such certificates, resolutions, agreements, instruments, notices and documents to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and by the undersigned; and

     FURTHER RESOLVED, that any and all action taken by any proper officer of the Corporation prior to the date this consent is actually executed in effecting the purposes of the foregoing resolutions is hereby ratified, approved, confirmed, and adopted in all respects.

     This consent may be executed in one or more counterparts. This consent shall be effective with respect to the approval and adoption of the Merger Agreement and the transactions contemplated thereby only if written consents have been delivered by the holders of a majority of the common stock of the Corporation within the 60-day period following the date the Corporation receives the first written consent from any stockholder. This consent shall be effective with respect to the approval and adoption of the Third Amendment only if written consents have been delivered by the holders of two-thirds of the common stock of the Corporation within the 60-day period following the date the Corporation receives the first written consent from any stockholder. Failure of this consent to be effective with respect to the Third Amendment shall not affect the effectiveness of this consent with respect to the Merger Agreement and transactions contemplated thereby.

     IN WITNESS WHEREOF, each of the undersigned has executed this consent as of the date set forth below its signature below.

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